Exhibit 99.1

Spark Networks® Will Seek Shareholder Approval to

Reorganize in the United States

BEVERLY HILLS, Calif., February 8, 2007 – Spark Networks (AMEX: LOV), a leading provider of online personals services, announced today that the Board of Directors has authorized the Company to seek shareholder approval to establish Spark Networks plc as a subsidiary of Spark Networks, Inc., a corporation that will be incorporated in Delaware.

The proposed Delaware reorganization of the Company will be effected by way of a Scheme of Arrangement under U.K. law.

Pending shareholder and U.K. court approval, the shares (including the Global Depositary Shares (GDSs) and American Depositary Shares (ADSs)) of the U.K. company, Spark Networks plc, will be cancelled and shareholders, GDS holders and ADS holders will each receive one share of Spark Networks, Inc.’s common stock for each ordinary share (or depositary share) that they currently own.

Under the proposed Scheme of Arrangement, it is intended that the shares of common stock in Spark Networks, Inc. will be listed for trading on the American Stock Exchange, and Spark Networks plc’s GDSs and ADSs will no longer trade on the Frankfurt Stock Exchange and American Stock Exchange, respectively.

The Company anticipates filing a preliminary proxy with the United States Securities and Exchange Commission (the “SEC”) with the Scheme proposal.

Additional Information and Where to Find It:

The Company’s preliminary proxy statement will outline the proposed Scheme of Arrangement in further detail. Shareholders are advised to read the proxy statement when it becomes available because it will contain important information. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. Free copies of the proxy statement, once available, and the Company’s annual report may also be obtained from the Company by directing a request to Gail Laguna, Spark Networks plc, 8383 Wilshire Blvd., Suite 800, Beverly Hills, CA 90211.

Participants in the Solicitation:

Spark Networks plc and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders. Information regarding the executive officers and directors of Spark Networks plc is included in its Proxy Statement filed with the SEC on October 19, 2006 and its Form 8-K filed with the SEC on November 22, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Extraordinary General Meeting.

About Spark Networks plc:

Spark Networks’ American Depository Shares trade on the American Stock Exchange under the symbol “LOV,” and its Global Depositary Shares trade on the Frankfurt Stock Exchange under the symbol “MHJG.” The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), AmericanSingles®.com (www.americansingles.com), BlackSingles.com® (www.blacksingles.com), BBWPersonalsPlus®.com

(www.bbwpersonalsplus.com), CatholicMingle™.com (www.catholicmingle.com), LDSMingle®.com (www.ldsmingle.com), LDSSingles.com® (www.ldssingles.com), PrimeSingles™.net (www.primesingles.net), and Relationships.com™ (www.relationships.com).

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “may,” “intends,” “seek,” and “will,” or variations of these or similar words, identify forward-looking statements. By their nature, forward looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to, the Company’s inability to obtain shareholder approval or U.K. court approval of the Scheme of Arrangement; unanticipated delays related to the filing of the proxy statement or effectuating the Scheme of Arrangement; and inability to obtain approval of the listing of common shares of Spark Networks, Inc. on the American Stock Exchange. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Investor Conference Call:

The Company’s management team will be on hand to address questions regarding the proposed Scheme of Arrangement during its quarterly investor conference call scheduled to take place on Tuesday, February 13, 2007 at 1:30 p.m. Pacific Time and 10:30 p.m. Frankfurt Time.

Call Title:	Spark Networks
Toll-Free (United States):	+1-800-632-2989
International:	+1-973-935-8758
Confirmation #:	8321321

Contacts:

Investors:	Mark Thompson
+ 1 323 836 3000 ext. 4015
mthompson@spark.net

Media:	Gail Laguna
+ 1 323 836 3000 ext. 4022
glaguna@spark.net